Exhibit 1.1

EXECUTION

NEOS THERAPEUTICS, INC.

4,800,000 Shares

of

Common Stock

($0.001 par value per Share)

UNDERWRITING AGREEMENT

June 26, 2017

UNDERWRITING AGREEMENT

June 26, 2017

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Neos Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriter(s) named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as the representative (“Cantor”), an aggregate of 4,800,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company.  In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 720,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below. The term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-212809) under the Act, including a prospectus, relating to the Shares registered pursuant to such registration statement, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.  The Company has prepared and previously delivered to you a preliminary prospectus supplement dated June 26, 2017 relating to the Shares and a related prospectus dated August 12, 2016 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus”. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission the Pre-Pricing Prospectus, and will subsequently prepare and file with the Commission a prospectus supplement dated June 26, 2017 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are herein called, collectively, the “Prospectus”.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed under the heading “Permitted Free Writing Prospectuses” on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Communication,” as used herein, means any oral or written communication related to the offering of the Shares contemplated hereby made by the Company or any person authorized to act on behalf of the Company to one or more potential investors undertaken in reliance on Section 5(d) of the Act.

“Disclosure Package,” as used herein, means, collectively, with the pricing information set forth under the heading “Pricing Information Provided Orally by Underwriters” on Schedule B attached hereto, the Pre-Pricing Prospectus dated June 26, 2017 and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time”, as used herein, means 5:00 P.M., New York City time, on June 26, 2017.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $6.25 per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.  The Option may be exercised by Cantor on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as Cantor may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of such Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 30, 2017 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)                                 the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented at the time of purchase and each additional time of purchase, if any, will comply in all material respects with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus will comply, at the time it is filed with the Commission, in all material respects with the requirements of the Act and the Disclosure Package, as of the Applicable Time, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); the Prospectus, as of its date, the date that it is filed with the Commission, the time of purchase and each additional time of purchase, if any, will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c)                                  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time when it became effective, complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the documents incorporated or deemed to be incorporated by reference in any Pre-Pricing Prospectus and the Prospectus, at the respective times when they hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)                                 prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are solely the property of the Company;

(e)                                  as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(f)                                   the Company has not, directly or indirectly, engaged in, participated in, distributed, used or issued any Exempt Communications;

(g)                                  as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Disclosure Package and the Prospectus and the grant of awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on The NASDAQ Global Market (the “NASDAQ”);

(h)                                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(i)                                     the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”);

(j)                                    the Company has no subsidiaries (as defined under the Act) other than Neos Therapeutics, LP, PharmaFab Texas, LLC, Neos Therapeutics Brands, LLC and Neos Therapeutics Commercial, LLC (collectively, the “Subsidiaries”); the Company owns directly or indirectly all of the issued and outstanding membership or partnership interests of each of the Subsidiaries; other than the membership or partnership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly formed and is validly existing as a limited partnership or limited liability company, respectively,  in good standing under the laws of the jurisdiction of its formation, with full limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign limited partnership or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding membership or partnership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(k)                                 the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(l)                                     the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Shares are in due and proper form;

(m)                             this Agreement has been duly authorized, executed and delivered by the

Company;

(n)                                 neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except in the case of the foregoing clauses (B), (C), (D) and (E), for any such breaches, violations, defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect;

(o)                                 the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (B), (C), (D) and (E), for any such breaches, violations, defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect;

(p)                                 no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iv) any listing applications and related consents or any notices required by NASDAQ in the ordinary course of the offering of the Shares, or (v) filings with the Commission pursuant to Rule 424(b) under the Act;

(q)                                 except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(r)                                    each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, including under the Federal Food, Drug, and Cosmetic Act and the Controlled Substances Act, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such license, authorization, consent or approval or make such filing would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(s)                                   there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(t)                                    RSM US LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(u)                                 the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Disclosure Package and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v)                                 except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each stock option granted under any equity incentive plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, which is determined under the Company’s equity incentive plans to be the closing sales price for the Company’s stock on the last market trading day prior to the grant date, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(w)                               subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in the Registration Statement, the Disclosure Package and the Prospectus and the grant of awards under stock plans described in the Registration Statement, the Disclosure Package and the Prospectus, in each case in the ordinary course of business), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(x)                                 the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act);

(y)                                 neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z)                                  the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(z), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except those that do not materially interfere with the use or proposed use of such property by the Company or the Subsidiary, respectively, or as would not materially or adversely affect the value of such property; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(aa)                          the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them (collectively, “Company Intellectual Property”) or, to the Company’s knowledge, which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Disclosure Package and the Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Company Intellectual Property, except for, and to the extent of, the rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package and the Prospectus  as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (viii) there is no prior art of which the Company is aware that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;

(bb)                          neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(cc)                            the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(dd)                          in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(ee)                            all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ff)                              the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(gg)                            neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Disclosure Package, any Pre-Pricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus, or the Registration Statement as being in effect, or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh)                          the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii)                                  the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the

Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” (as such terms are defined in Rule1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants; all “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and the principal executive officer (or its equivalent) and principal financial officer (or its equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(jj)                                each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(kk)                          all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll)                                  neither the Company nor any of the Subsidiaries nor any director or officer of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(mm)                  the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nn)                          neither the Company nor any of the Subsidiaries nor any director or officer of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(oo)                          the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(pp)                          no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus;

(qq)                          the nonclinical studies and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls required by or submitted to, as the case may be,  the appropriate regulatory authorities for each such study or trial and with standard clinical and scientific research procedures, except where the failure to so conduct would not, individually or in the aggregate, have a Material Adverse Effect; each description of the results of such studies and trials contained in the Registration Statement, the Disclosure Package and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such studies and trials, and the

Company and the Subsidiaries have no knowledge of any other studies or clinical data the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or from the Drug Enforcement Administration or any other U.S. or foreign government or regulatory agency with jurisdiction over the products being developed by the Company (collectively, the “Regulatory Agencies”) requiring the termination, suspension or material modification of any clinical trials that is described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company reasonably believes that it and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies, including, but not limited to the Consent Decree of Permanent Injunction filed on April 24, 2007, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

(rr)                                to the extent required in connection with their respective businesses, each of the Company and the Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any Subsidiary’s exclusion from the Medicare or any state Medicaid programs; the Company’s and each Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such laws; the Company and each Subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any Subsidiary or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any Subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and the Subsidiaries have structured their respective businesses practices in a manner reasonably designed to comply with the federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company reasonably believes that it and the Subsidiaries are in compliance with such laws;

(ss)                              the Company and each of its Subsidiaries have operated and currently are in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (18 U.S.C. Section 1347), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”).  None of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of its or their officers, directors, employees or agents have engaged in activities which the Company believes would result in false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program.  The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its Subsidiaries is a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority.  Additionally, none of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of its or their employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion;

(tt)                                the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(uu)                          except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(vv)                          neither the Company nor any of the Subsidiaries nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ww)                      to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(xx)                          no securities of, or guaranteed by, the Company or any Subsidiary are rated by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”);

(yy)                          the Company has not received any notice from NASDAQ regarding the delisting of the Common Stock from the NASDAQ; and

(zz)                            the interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents in all material respects the information required by, and has been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                      Certain Covenants of the Company.  The Company hereby agrees:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Applicable Time) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective;

(d)                                 for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f)                                   subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(g)                                  to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h)                                 to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i)                                     if requested by you, to furnish to you one copy for Cantor and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)                                    if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k)                                 to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(l)                                     to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys, including a Canadian wrapper, to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and one-half the cost of any aircraft chartered in connection with the road show (the remaining half of the cost to be paid by the Underwriters), the costs of all Exempt Communications (if any), and (ix) the performance of the Company’s other obligations hereunder; provided further, that the legal fees and filing fees and other disbursements of counsel payable by the Company pursuant to clauses (iv) and (vi) above shall not exceed $15,000;

(m)                             to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n)                                 beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Cantor, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options, warrants or other awards (including the settlement of restricted stock units) outstanding on the date hereof, (C) the issuance of employee stock options and other awards during the Lock-Up Period pursuant to equity incentive plans described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (D) the filing by the Company of a registration statement on Form S-8 or a successor form thereto to register securities issuable by the Company upon the exercise of options or other awards granted by the Company in connection with the Company’s equity incentive plans disclosed in the Registration Statement; (E) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition, joint venture or license by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, joint venture or license and the issuance of any such securities pursuant to any such agreement, or (F) the issuance of shares of Common Stock upon the conversion of those certain Senior Convertible Promissory Notes, issued by the Company to Deerfield Special Situations Fund, L.P and Deerfield Private Design Fund III, L.P., dated June 1, 2017 (the “Deerfield Notes”), and the filing of a registration statement with the Commission registering the shares of Common Stock issuable upon the conversion of the Deerfield Notes; provided that in the case of clause (E), the aggregate number of shares of Common Stock that the Company may sell or issue pursuant to clause (E) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the issuance and sale of the Firm Shares pursuant hereto and all recipients of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock shall enter into a “lock-up” agreement substantially in the form of Exhibit A hereto;

(o)                                 except as required by applicable law, prior to the time of purchase or any additional time of purchase, as the case may be, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(p)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(q)                                 not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r)                                    to use its best efforts to maintain the listing of the Common Stock, including the Shares, on the NASDAQ; and

(s)                                   to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5.                                      Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.                                      Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and 10b-5 negative assurance of Goodwin Procter LLP and an opinion of Baker Botts, LLP, counsels for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to Cantor, in the forms set forth in Exhibits B-1 and B-2 hereto, respectively.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and 10b-5 negative assurance of Hunton & Williams LLP, special counsel for the Company with respect to patents and proprietary rights, and an opinion of DLA Piper LLP (US), special counsel for the Company with respect to trademarks, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to Cantor, in the forms set forth in Exhibits C-1 and C-2 hereto, respectively.

(c)                                  You shall have received from RSM US LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to Cantor, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(d)                                 You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for Cantor, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Cantor.

(e)                                  No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f)                                   The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)                                  (i) At the time of purchase, and if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act (ii) the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) as of the Applicable Time, the Disclosure Package shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Pre-Pricing Prospectus did not, as of the time it was filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) the Prospectus shall not, as of its date, the date that it was filed with the Commission, the time of purchase and, if applicable, the additional time of purchase, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(i)                                     The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(j)                                    You shall have received each of the signed Lock-Up Agreements referred to in Section 3(y) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k)                                 The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l)                                     The Shares shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(m)                             FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.                                      Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Cantor, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of Cantor, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2)

since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE MKT or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of Cantor, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any NRSRO.

If Cantor elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                      Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the

Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five-business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                      Indemnity and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation, and including, but not limited to, any such loss, damage, expense, liability or claim arising out of or based upon any investigation or proceeding by any governmental authority) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement the “Underwriter Information”, as further defined in Section 10 below) or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with the Underwriter Information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 and Section 10 being deemed to include any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any written Exempt Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with the Underwriter Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation, and including, but not limited to, any such loss, damage, expense, liability or claim arising out of or based upon any investigation or proceeding by any governmental authority) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with the Underwriter Information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all reasonable legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                                   The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

10.                               Information Furnished by the Underwriters.  The Company hereby acknowledges that the only information furnished to the Company by or on behalf of the Underwriters, as such information is referred to in Section 3 and 9 hereof,  and including for use in the Registration Statement, any preliminary prospectus, the Prospectus, any free writing prospectus (or any amendment or supplement thereto), are the statements set forth in the first paragraph under the title “Commissions and Expenses” and the first sentence in each of the first, second, and last paragraphs under the title “Market Making, Stabilization and Other Transactions” each under the caption “Underwriting” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”).

11.                               Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to (a) Cantor Fitzgerald & Co., 499 Park Avenue,

New York, New York 10022, Attention: General Counsel (fax: (212) 829-4708), with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Jonathan L. Kravetz and John T. Rudy (fax: (617) 542-2241); and (b) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2940 North Highway 360, Grand Prairie, TX 75050 (fax: (972) 408-1143), Attention: Vipin K. Garg, Chief Executive Officer, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Mitchell S. Bloom and Joseph C. Theis, Jr. (fax: (617) 801-8864).

12.                               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.                               Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.                               Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.                               No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.                               Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.                               Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.                               Miscellaneous.  Securities sold, offered or recommended by Cantor are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name: Richard Eisenstadt
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

CANTOR FITZGERALD & CO.

By: CANTOR FITZGERALD & CO.

By:	/s/ Shawn P. Matthews
Name: Shawn P. Matthews
Title: CEO

SCHEDULE A

Underwriter	Number of Firm Shares
CANTOR FITZGERALD & CO.	4,800,000

Total	4,800,000

SCHEDULE B

Permitted Free Writing Prospectuses

Electronic Road Show

Exempt Communications

None

Pricing Information Provided Orally by Underwriters

The public offering price as to each investor shall be the price paid by each investor.

Number of Shares Offered: 4,800,000

EXHIBIT A

Lock-Up Agreement

[•], 2017

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Neos Therapeutics, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Cantor Fitzgerald & Co. (“Cantor”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, (c) bona fide gifts by the undersigned, (d) dispositions to an immediate family member or any trust for the direct or indirect benefit of the undersigned and/or an immediate family member of the undersigned or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned and/or one or more immediate family members of the undersigned, (e) transfers of Common Stock or any security convertible into or exercisable for Common Stock upon death by will or intestate succession, (f) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned, (g) the surrender or forfeiture of Common Stock or other securities of the Company to the Company to satisfy (i) tax withholding obligations upon exercise or vesting or (ii) the exercise price upon a cashless net exercise, in each case, of stock options, equity awards, warrants or other right to acquire Common Stock described in the Registration Statement (as defined in the Underwriting Agreement) or pursuant to the Company’s equity incentive plans, (h) the exercise of any option, warrant or other rights to acquire Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Common Stock, (i) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sale or other dispositions of Common Stock during the Lock-Up Period and no filing under the Exchange Act or public announcement is made or required to be made by or on behalf of the undersigned or the Company regarding the establishment of such plan or (j) the transfer of shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) in connection with any such transaction, or vote any securities in favor of any such transaction) provided that in the event that the tender offer, merger, consolidation or other such similar transaction is not completed, the Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided, however, that (v) in the case of any transfer or disposition pursuant to the foregoing clause (b) no filing under the Exchange Act or public announcement is made or required to be made by or on behalf of the undersigned (other than a filing on a Form 5 made after the expiration of the Lock-Up Period or any required beneficial ownership filings under Section 13 of the Exchange Act); (w) in the case of any transfer or disposition pursuant to any of the foregoing clauses (c) through (f) no filing under the Exchange Act or public announcement is made or required to be made by or on behalf of the undersigned (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); (x) in the case of any transfer or disposition pursuant to any of the foregoing clauses (g) through (h) no filing under the Exchange Act or public announcement is made reporting a reduction in the undersigned’s beneficial ownership by or on behalf of the undersigned or the Company, or in the case of any transfer or disposition pursuant to the foregoing clause (g) any filing required to be made under the Exchange Act clearly indicates that such transfers or dispositions are related to the satisfaction of tax withholding obligations or cashless net exercise, as the case may be (y) in the case of any transfer or disposition pursuant to any of the foregoing clauses (c) through (f), (i) each transferee, distributee or recipient of the Common Stock transferred, distributed or disposed of agrees to be bound by the same restrictions in place for the undersigned pursuant to this Lock-Up Agreement for the duration that such restrictions remain in effect at the time of such transfer, distribution or disposition and executes and delivers to Cantor a lock-up agreement in the form of this Lock-Up Agreement, and (ii) any such transfer or distribution shall not involve a disposition for value; and (z) in the case of the exercise of any option, warrant or other right to acquire Common Stock pursuant to the foregoing clause (h), the Common Stock underlying such option, warrant or other right, and all other Common Stock and other securities subject to the terms of this Lock-Up Agreement continue to be subject  to the terms of this Lock-Up Agreement.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, parent, stepparent, sibling, stepsibling, nephew or niece of the undersigned, including any such relationship by fact of legal adoption.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Cantor, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) the Underwriting Agreement does not become effective on or prior to July 31, 2017, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Legal Name:

By:
Name:
Title:
Print Address:

A-1

EXHIBIT B-1

[Form of Goodwin Procter LLP opinion and 10b-5 negative assurance letter]

B-1

EXHIBIT B-2

[Form of Baker Botts, LLP opinion]

B-2

EXHIBIT C-1

[Form of Hunton & Williams LLP opinion and 10b-5 negative assurance letter]

B-1

EXHIBIT C-2

[Form of DLA Piper LLP (US) opinion]

B-1

EXHIBIT D

OFFICERS’ CERTIFICATE

Each of the undersigned, Vipin K. Garg, Chief Executive Officer of Neos Therapeutics, Inc., a Delaware corporation (the “Company”), and Richard I. Eisenstadt, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated [•] [•], 2017 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, Cantor Fitzgerald & Co., that as of [•] [•], 2017:

1.              He has reviewed the Registration Statement, any Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.              The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.              The conditions set forth in paragraph (g) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [•] [•], 2017.

Name: Vipin K. Garg
Title: Chief Executive Officer

Name: Richard I. Eisenstadt
Title: Chief Financial Officer

D-1

EXHIBIT E

[Form of Chief Financial Officer’s Certificate]

D-1